Exhibit 32.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Golf Trust of America, Inc.

Date: April 17, 2006	/s/ W. BRADLEY BLAIR, II
W. Bradley Blair, II
President and Chief Executive Officer

Date: April 17, 2006	/s/ SCOTT D. PETERS
Scott D. Peters
Senior Vice President and Chief Financial Officer

This certification accompanies this annual report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Golf Trust of America, Inc. (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.